EXHIBIT 2.1




                                                                  Execution Copy














             SCIENTIFIC DETECTOR AND SPECTROSCOPY PRODUCTS BUSINESS
                             OF GALILEO CORPORATION


                            ASSET PURCHASE AGREEMENT

                                     BETWEEN

                        BURLE INDUSTRIES, INC., AS BUYER

                                       AND

                         GALILEO CORPORATION, AS SELLER


                            Dated as of July 1, 1999

                                TABLE OF CONTENTS

                                                                            Page



ARTICLE1 DEFINITIONS...........................................................1
         Definitions...........................................................1
         Certain Interpretive Matters..........................................8


ARTICLE 2  PURCHASE AND SALE...................................................8
         Sale of Assets........................................................8
         Excluded Assets......................................................10
         Assumed Liabilities and Obligations..................................11
         Excluded Liabilities.................................................11


ARTICLE 3  THE CLOSING........................................................13
         Closing  13
         Purchase Price.......................................................13
         Adjustment to Purchase Price and Cash Payment........................13
         Allocation of Purchase Price.........................................15
         Prorations...........................................................15
         Deliveries by Seller.................................................15
         Deliveries by Buyer..................................................16


ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF SELLER............................17
         Organization; Qualification..........................................17
         Authority Relative to this Agreement.................................17
         Consents and Approvals; No Violation.................................18
         Financial Statements.................................................18
         Undisclosed Liabilities..............................................18
         Absence of Certain Changes or Events.................................18
         Title    19
         Inventory............................................................19
         Accounts Receivable..................................................19
         Insurance............................................................19
         Environmental Matters................................................19
         Employees............................................................21
         Overtime, Back Wage, Vacation, Discrimination and
           Occupational Safety Claims.........................................21
         Benefit Plans........................................................21
         Tangible Personal Property...........................................23
         Contracts and Arrangements...........................................23
         Litigation and Claims................................................23
         Permits  23
         Taxes    ............................................................24
         Year 2000 Qualification..............................................24
         Patents, Trademarks and Copyrights...................................24
         Transactions with Affiliates.........................................24
         Purchased Assets.....................................................25
         Completeness and Accuracy............................................25


ARTICLE 5 REPRESENTATIONS AND WARRANTIES OF BUYER.............................25
         Organization.........................................................25
         Authority Relative to this Agreement.................................25
         Consents and Approvals; No Violation.................................26
         Availability of Funds................................................26


ARTICLE 6  COVENATNS OF THE PARTIES...........................................26
         Conduct of Business Relating to the Purchased Assets.................26
         Access to Information................................................27
         Expenses 28
         Further Assurances; Cooperation......................................28
         Public Statements....................................................29
         Consents and Approvals...............................................29
         Fees and Commissions.................................................29
         Tax Matters..........................................................30
         Notification of Changes..............................................30
         Employees............................................................30
         Noncompetition and Nonsolicitation...................................31
         Compliance with Environmental Corrective Action Program and Lead
                  Decontamination Protocol....................................32
         SEM Microscope.......................................................32


ARTICLE 7 CONDITIONS..........................................................32
         Conditions to Obligations of Buyer...................................32
         Conditions to Obligations of Seller..................................34


ARTICLE 8 INDEMNIFICATION.....................................................35
         Indemnification......................................................35
         Defense of Claims....................................................36
         Indemnification Limits...............................................37
         Survival of Representations, Warranties, Covenants and Obligations...37


ARTICLE 9 TERMINATION.........................................................38
         Termination..........................................................38
         Procedure and Effect of Termination..................................39


ARTICLE 10 MISCELLANEOUS PROVISIONS...........................................39
         Amendment and Modification...........................................39
         Waiver of Compliance; Consents.......................................39
         Notices  39
         Assignment...........................................................40
         No Third Party Beneficiary...........................................40
         Governing Law........................................................41
         Venue; Consent to Jurisdiction.......................................41
         Counterparts.........................................................41
         Severability.........................................................41
         Interpretation.......................................................41
         Schedules and Exhibits...............................................41
         Entire Agreement.....................................................41

                                LIST OF SCHEDULES

Schedule 1        Business Product Lines
Schedule 2.1(c)   Tangible Personal Property
Schedule 2.1(d)   Seller's Agreements
Schedule 2.1(e)   Transferable Permits
Schedule 2.1(h)   Intellectual Property
Schedule 2.1(l)   Shared Assets
Schedule 3.3      Accounting Methodology
Schedule 3.4      Allocation of Purchase Price
Schedule 4.3      Consents and Approvals; Seller's Required Regulatory Approvals
Schedule 4.4      Financial Statements
Schedule 4.5      Undisclosed Liabilities
Schedule 4.6      Absence of Certain Changes or Events
Schedule 4.7      Title
Schedule 4.8      Inventory
Schedule 4.9      Accounts Receivable
Schedule 4.10     Insurance
Schedule 4.11     Environmental Matters
Schedule 4.12     Employees
Schedule 4.13     Labor Matters
Schedule 4.15     Benefit Plans
Schedule 4.16     Tangible Personal Property Exceptions
Schedule 4.17     Contracts and Arrangements
Schedule 4.18     Litigation and Claims
Schedule 4.19     Permits
Schedule 4.20     Taxes
Schedule 4.21     Year 2000 Compliance
Schedule 4.22     Expired and Abandoned Patents
Schedule 4.24     Transaction with Affiliates
Schedule 5.3      Consents and Approvals
Schedule 6.10     Employees

                                LIST OF EXHIBITS


Exhibit A         Form of Bill of Sale, Assignment and Assumption Agreement
Exhibit B         Form of Sturbridge Property Lease
Exhibit C         Form of Transition Services Agreement
Exhibit D         Form of License Agreement
Exhibit E         Form of Opinion of Seller's Counsel
Exhibit F         Form of Opinion of Buyer's Counsel

                            ASSET PURCHASE AGREEMENT


         THIS ASSET PURCHASE AGREEMENT, dated as of July 1, 1999, is between BURLE INDUSTRIES, INC., a Pennsylvania corporation ("Buyer"), and GALILEO CORPORATION, a Delaware corporation ("Seller"). Seller and Buyer are referred to individually as a "Party," and collectively as the "Parties."

                               W I T N E S S E T H

         WHEREAS, Seller is engaged through its Scientific Detector and Remote Spectroscopy Products business in the production of (i) components for scientific and analytical instrumentation and image intensifiers (scientific detector products), (ii) products used in remote process monitoring, (iii) custom glass and (iv) glass-coated wire, including but not limited to single channel detectors, microchannel plates, detector assemblies and systems, flexible fiber optics, remote spectroscopy products, office products and related products, as more fully set forth in Schedule 1 hereto (collectively, the "Business");

         WHEREAS, Buyer desires to purchase, and Seller desires to sell and assign, the assets of the Business, including without limitation (i) the accounts receivable, inventory, machinery, equipment and other fixed assets (other than the Sturbridge Property, as herein defined) and (ii) all trademarks, trade names, patents, know-how and other intellectual property, and, in connection therewith, Buyer has agreed to assume certain liabilities of the Business, upon the terms and conditions hereinafter set forth in this Agreement.

         NOW,   THEREFORE,   in   consideration   of   the   mutual   covenants,
representations, warranties and agreements hereinafter set forth, and intending to be legally bound hereby, the Parties agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

          Definitions. As used in this Agreement, the following terms have the meanings specified in this Section 1.1.

         "Accounts Payable" as of any date means the trade accounts payable associated with the Business as of such date determined in accordance with the methodology set forth in Schedule 3.3, except any trade account payable to Seller or an Affiliate of Seller.

         "Accounts   Receivable"  means  as  of  any  date  the  trade  accounts receivable of the Business as of such date, excluding any trade accounts receivable from Seller or any Affiliate of Seller.

         "Accounts Receivable Value" means as of any date the aggregate dollar value of the Accounts Receivable, determined in accordance with the methodology set forth in Schedule 3.3.

         "Affiliate" has the meaning set forth in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934.

         "Agreement" means this Asset Purchase Agreement together with the Schedules and Exhibits hereto, as the same may be from time to time amended.

         "Assumed Accrued Expenses" means accrued expenses or reserves as would appear on a balance sheet of the Business prepared in accordance with the methodology set forth on Schedule 3.3 for (i) unused vacation and personal time for the New Employees, (ii) sales commissions, (iii) product warranty claims and
(iv) customer deposits.

         "Assumed  Liabilities  and  Obligations"  has the  meaning set forth in
Section 2.3.

         "Benefit Plans" means (i) any pension plan, 401(k) plan, profit-sharing plan, health or welfare plan, and any other employee benefit plan (within the meaning of Section 3(3) of ERISA) that is maintained or sponsored by Seller or to which Seller contributes or for which Seller otherwise has or may have any liability, contingent or otherwise, either directly or as a result of an ERISA Affiliate, and (ii) any other benefit arrangement, obligation, or practice, whether or not legally enforceable, to provide benefits, other than salary, as compensation for services rendered, to one or more present or former employees, directors, agents, or independent contractors, that is maintained or sponsored by Seller or to which Seller contributes or for which Seller otherwise has or may have any liability, contingent or otherwise, either directly or as a result of an ERISA Affiliate, including, without limitation, employment agreements, severance policies or agreements, executive compensation arrangements, incentive arrangements, sick leave, vacation pay, salary continuation, consulting or other compensation arrangements, workers' compensation, bonus plans, stock option, stock grant or stock purchase plans, medical insurance, life insurance, tuition reimbursement programs or scholarship programs, any plans subject to Section 125 of the Code, and any plans providing benefits or payments in the event of a change of ownership or control.

         "Bill of Sale, Assignment and Assumption Agreement" means the Bill of Sale, Assignment and Assumption Agreement between Seller and Buyer, or its designee, substantially in the form of Exhibit A hereto.

         "Burle Retiree Medical Plan" has the meaning set forth in Section 6.10(f).

         "Burle Retiree Medical Plan Liability Accrual" means the aggregate pro forma amount of the accrual liability for the Burle Retiree Medical Plan for each of the New Employees. Assuming all the employees set forth on Schedule 6.10 accept employment with Buyer, the amount of the Burle Retiree Medical Plan Liability Accrual shall be $55,000.

         "Business" has the meaning set forth in the Recitals.

         "Business Day" shall mean any day other than Saturday, Sunday and any day on which banking institutions in the Commonwealth of Massachusetts or the Commonwealth of Pennsylvania are authorized by law or other governmental action to close.

         "Buyer Indemnitee" has the meaning set forth in Section 8.1(b).

         "CERCLA"  means  the  Federal  Comprehensive   Environmental  Response,
Compensation, and Liability Act, as amended.

         "Closing" has the meaning set forth in Section 3.1.

         "Closing Date" has the meaning set forth in Section 3.1.

         "Closing  Date  Balance  Sheet"  has the  meaning  set forth in Section
3.3(c).

         "COBRA" means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Commercially Reasonable Efforts" means efforts which are designed to enable a Party to satisfy a condition to, or otherwise assist in the consummation of, the transactions contemplated by this Agreement and which do not require the performing Party to expend funds or assume liabilities other than expenditures and liabilities which are reasonable in nature and amount in the context of the transactions contemplated by this Agreement.

         "Direct Claim" has the meaning set forth in Section 8.2(c).

         "Encumbrances" means any mortgages, pledges, liens, security interests, conditional and installment sale agreements, activity and use limitations, conservation easements, deed restrictions, easements, encumbrances and charges of any kind.

         "Environment" means all air, surface water, groundwater or land, including land surface or subsurface, including all fish, wildlife, biota and all other natural resources.`

         "Environmental Claim" means any and all pending and/or threatened administrative or judicial actions, suits, orders, claims, liens, notices, notices of violation, investigations, complaints, requests for information, proceedings, or other oral or written communication, whether criminal or civil, pursuant to or relating to any applicable Environmental Law by any Person (including, but not limited to, any Governmental Authority, private person and citizens' group) based upon, alleging, asserting, or claiming any actual or potential (i) violation of, or liability under any Environmental Law, (ii) violation of any Environmental Permit, or (iii) liability for investigatory costs, cleanup costs, removal costs, remedial costs, response costs, natural resource damages, property damage, personal injury, fines, or penalties arising out of, based on, resulting from, or related to the presence, Release, or threatened Release into the Environment of any Hazardous Substances at any location including, but not limited to, any off-site location to which Hazardous Substances, or materials containing Hazardous Substances, were sent for handling, storage, treatment, or disposal.

         "Environmental Laws" means any and all federal, state and local, provincial and foreign, civil and criminal laws, regulations, rules, ordinances, codes, decrees, judgments, directives, or judicial or administrative orders relating to pollution or protection of health, the environment, natural resources or worker health and safety, and/or governing the handling, use, generation, storage, transportation, disposal, manufacture, distribution, formulation, packaging, labeling or Releases or threatened Releases of Hazardous Substances (including, without limitation, Releases to ambient air, surface water, groundwater, land, surface and subsurface strata). "Environmental Laws" include, without limitation, CERCLA, the Massachusetts Oil and Hazardous
Material Release Prevention and Response Act (M.G.L. Ch.21E), the Hazardous Materials Transportation Act (49 U.S.C. ss.ss.1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. ss.ss. 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. ss.ss. 1251 et seq.), the Clean Air Act (42 U.S. C. ss.ss. 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. ss.ss. 2601 et seq.), the Oil Pollution Act (33 U.S.C. ss.ss. 2701 et seq.), the Emergency Planning and Community Right-to-Know Act (42 U.S.C. ss.ss. 11001 et seq.), the Occupational Safety and Health Act (29 U.S.C. ss.ss. 651 et seq.), the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C. ss. 136 et seq.) and the state analogies thereto.

         "Environmental Permits" has the meaning set forth in Section 4.11(a).

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA Affiliate" means any Person that, together with Seller, is or was at any time treated as a single employer under Section 414 of the Code or
Section 4001 of ERISA, and any general partnership of which Seller is or has been a general partner.

         "Excluded Assets" has the meaning set forth in Section 2.2.

         "Excluded Liabilities" has the meaning set forth in Section 2.4.

         "Financial Statements" has the meaning set forth in Section 4.4.

         "GAAP" means generally accepted accounting principles in the United States.

         "Governmental Authority" means any federal, state, local or other governmental, regulatory or administrative agency, commission, department, board, or other governmental subdivision, court, tribunal, arbitrating body or other governmental authority.

         "Hazardous Substances" means (i) any petrochemical, petroleum products or any byproducts or fractions thereof, any form of natural gas, oil or coal ash, radioactive materials, radon gas, asbestos or asbestos-containing materials, urea formaldehyde foam insulation, lead or lead-containing materials and transformers or other equipment that contain dielectric fluid which may contain levels of polychlorinated biphenyls ("PCBs"); (ii) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "hazardous constituents," "restricted hazardous materials," "extremely hazardous substances," "toxic substances," "contaminants," "pollutants," "toxic pollutants" or words of similar meaning and regulatory effect under any applicable Environmental Law; and (iii) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any applicable Environmental Law.

         "Indemnifiable Loss" has the meaning set forth in Section 8.1(a).

         "Indemnification Threshold" has the meaning set forth in Section 8.3.

         "Indemnifying Party" has the meaning set forth in Section 8.1(d).

         "Indemnitee" has the meaning set forth in Section 8.1(d).

         "Independent    Accounting   Firm"   means   the   Boston   office   of
PricewaterhouseCoopers LLP, or such other firm as the Buyer and Seller may agree upon.

         "Intellectual Property" has the meaning set forth in Section 2.1(h).

         "Inventory"  means  the  inventory  of  the  Business,   including  raw
materials, supplies, work-in-process and finished goods.

         "Inventory Value" means the aggregate dollar value of the Inventory, determined in accordance with the methodology set forth in Schedule 3.3.

         "IRS" means the United States Internal Revenue Service or any successor agency thereto.

         "Knowledge" means the actual knowledge of the corporate officers or managerial representatives of the specified Person charged with responsibility for the particular function, after reasonable inquiry by them of selected employees of such Person whom they believe, in good faith, to be the persons responsible for the subject matter of the inquiry.

         "Lease Guaranty" has the meaning set forth in the Sturbridge Property Lease.

         "Lessee" means Burle Electro-Optics, Inc., a Delaware corporation.

         "License Agreement" means the agreement between Seller and Buyer, or Lessee, in substantially the form attached hereto as Exhibit D.

         "March 31 Balance Sheet" has the meaning set forth in Section 4.4.

         "Material Adverse Effect" means any change (or changes taken together) in, or effect on, the Purchased Assets or the Business that is materially adverse to the operations or condition (financial or otherwise) of the Purchased Assets or the Business, taken as a whole.

         "New Employees" has the meaning set forth in Section 6.10(a).

         "Party" (and the corresponding term "Parties") has the meaning set forth in the preamble.

         "PBGC" means the Pension Benefit Guaranty Corporation established by ERISA.

         "Permits" has the meaning set forth in Section 4.19.

         "Permitted Encumbrances" means: (i) statutory liens for Taxes or other governmental charges or assessments not yet due; (ii) mechanics', carriers', workers', repairers' and other similar liens arising or incurred in the ordinary course of business relating to obligations not yet due; (iii) zoning, entitlement, conservation restriction and other land use and environmental regulations by Governmental Authorities that do not materially, individually or in the aggregate, detract from the value of the Purchased Assets as currently used or interfere with the present use of the Purchased Assets; and (iv) Encumbrances, which have previously been disclosed to Buyer, with respect to property that is the subject of the Precious Metal Lease.

         "Person" means any individual, partnership, limited liability company, joint venture, corporation, trust, unincorporated organization, or governmental entity or any department or agency thereof.

         "Precious Metal Lease" means that certain Master Precious Metal Lease Agreement No. 166 between Seller and Johnson Matthey Inc. dated September 2, 1998.

         "Proprietary Information" means any non-public information regarding the Business or the Purchased Assets.

         "Purchased Assets" has the meaning set forth in Section 2.1.

         "Purchase Price" has the meaning set forth in Section 3.2.

         "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing of Hazardous Substances into the Environment.

         "Remediation" means action of any kind to address a Release, the threat of a Release or the presence of Hazardous Substances at a site or an off-site location including, without limitation, any or all of the following activities to the extent they relate to or arise from the presence of a Hazardous Substance at a site or an off-site location: (i) monitoring, investigation, assessment, treatment, cleanup, containment, removal, mitigation, response or restoration work; (ii) obtaining any permits, consents, approvals or authorizations of any Governmental Authority necessary to conduct any such activity; (iii) preparing and implementing any plans or studies for any such activity; (iv) obtaining a written notice from a Governmental Authority with jurisdiction over a site or an off-site location under Environmental Laws that no material additional work is required by such Governmental Authority; (v) the use, implementation, application, installation, operation or maintenance of removal actions on a site or an off-site location, remedial technologies applied to the surface or subsurface soils, excavation and off-site treatment or disposal of soils, systems for long term treatment of surface water or ground water, engineering controls or institutional controls; and (vi) any other activities required under Environmental Laws to address the presence or Release of Hazardous Substances at a site or an off-site location.

         "Representatives" of a Party means the Party and its directors, officers, employees, agents, and advisors (including, without limitation, accountants, counsel, environmental consultants, financial advisors and other authorized representatives).

         "Seller" has the meaning set forth in the preamble.

         "Seller's Agreements" has the meaning set forth in Section 2.1(d).

         "Seller Indemnitee" has the meaning set forth in Section 8.1(a).

         "Seller's Required  Regulatory  Approvals" has the meaning set forth in
Section 4.3.

         "Shared Assets" means those assets of Seller, which are used in the Business and which are listed on Schedule 2.1(l).

         "Sturbridge Property" means the real property of Seller located in Sturbridge, Massachusetts, used by the Business, the possession and use of which is granted to Buyer, or Lessee, pursuant to the Sturbridge Property Lease.

         "Sturbridge Property Lease" means the Lease Agreement between Seller and Buyer, or Lessee, in substantially the form attached hereto as Exhibit B to be executed at the Closing.

         "Tangible  Personal  Property"  has the  meaning  set forth in  Section
2.1(c).

         "Taxes" means all taxes, charges, fees, levies, penalties or other assessments imposed by any federal, state or local or foreign taxing authority, including, but not limited to, income, excise, real or personal property, sales, transfer, franchise, payroll, withholding, social security, gross receipts, license, stamp, occupation, employment or other taxes, including any interest, penalties or additions attributable thereto.

         "Tax Return" means any return, report, information return, declaration, claim for refund or other document (including any schedule or related or supporting information) required to be supplied to any taxing authority with respect to Taxes.

         "Termination Date" has the meaning set forth in Section 9.1(b).

         "Third Party Claim" has the meaning set forth in Section 8.2(a).

         "Transferable Permits" has the meaning set forth in Section 2.1(e).

         "Transition Services Agreement" means the agreement between Seller and Buyer, or its designee, in substantially the form attached hereto as Exhibit C to be executed at Closing.

         "Working  Capital  Adjustment"  has the  meaning  set forth in  Section
3.3(a).

         "Working Capital Amount" means, as of the Closing Date, (i) the sum of Accounts Receivable Value plus Inventory Value plus prepaid items and unbilled costs and fees, if any, minus (ii) the sum of Assumed Accrued Expenses plus Accounts Payable, plus the Burle Retiree Medical Plan Liability Accrual.

         "Working  Capital  Statement"  has the  meaning  set  forth in  Section
3.3(c).

         "Year 2000 Compliant," "Year 2000 Qualified" and "Year 2000 Ready" have the meanings set forth in Section 4.21. "Year 2000 Qualification" has a meaning correlative to Year 2000 Qualified.

         Certain Interpretive Matters. In this Agreement, unless the context otherwise requires, the singular shall include the plural, the masculine shall include the feminine and neuter, and vice versa. The term "includes" or "including" shall mean "including without limitation." References to a Section, Article, Exhibit or Schedule shall mean a Section, Article, Exhibit or Schedule of this Agreement, and reference to a given agreement or instrument shall be a reference to that agreement or instrument as modified, amended, supplemented and restated through the date as of which such reference is made.

                                    ARTICLE 2

                                PURCHASE AND SALE

         2.1. Sale of Assets. Upon the terms and subject to the satisfaction of the conditions contained in this Agreement and except as otherwise provided in
Section 2.2, at the Closing Seller will grant, sell, assign, convey, transfer and deliver to Buyer, and Buyer will purchase and acquire from Seller, free and clear of all Encumbrances (except Permitted Encumbrances) all of Seller's right, title and interest in and to all of the assets (other than Excluded Assets) constituting or used in the Business, including those assets described below, each as in existence on the Closing Date (collectively, "Purchased Assets"):

                  (a) the business and operations of the Business as a going concern and all of Seller's goodwill related to the Business, including, without limitation, all customer and supplier lists, all sales, marketing and other records, technical information and all files and correspondence, in whatever form, of the Business;

                  (b) all Accounts Receivable and Inventory;

                  (c) all machinery, equipment (including computer hardware, software and telephones and other communications equipment), vehicles, tools, dies, fixtures, spare parts, furniture and furnishings and other personal property, wherever located, used in the operation of the Business, whether currently in use or idle, including the items of personal property included in
Schedule 2.1(c) (collectively, "Tangible Personal Property");

                  (d)  subject  to  the  provisions  of  Section   6.4(c),   all
contracts, agreements, sales orders, purchase orders, licenses and leases relating to the Business (collectively, "Seller's Agreements") set forth in
Schedule 2.1(d) and other purchase and sales orders and other agreements entered into in the ordinary course of business of the Business and not required to be listed on Schedule 2.1(d);

                  (e) all Permits and Environmental Permits that may be transferred to Buyer without a filing with, notice to, consent or approval of any Governmental Authority, including those set forth on Schedule 2.1(e) (the "Transferable Permits");

                  (f) all books, operating records, operating, safety and maintenance manuals, inspection reports, engineering design plans, documents, blueprints, specifications, procedures and similar items of Seller, wherever located, relating primarily to the Business or the Purchased Assets (and copies of such other documents related to the Business or the Purchased Assets that are reasonably requested by Buyer, including, to the extent not otherwise prohibited by law, copies of all confidential employment records and files of the New Employees, which are hereby requested);

                  (g) all express and implied warranties and guarantees from third parties with respect to any property constituting part of the Purchased Assets;

                  (h) all rights under any patent, trademark, service mark, logo, tradename, copyright or invention, technology, method, formulation, know-how and other intellectual property owned by Seller (i) now, or at any prior date, used in the Business and (ii) to the extent Seller presently has any rights therein, whether registered or unregistered, and all pending applications for registrations therefor, including those as set forth in Schedule 2.1(h) (collectively, the "Intellectual Property").

                  (i) rights of Seller under any liability insurance policies now or heretofore in effect to the extent any claim is made against Buyer with respect to liabilities and obligations of Seller that are not Assumed Liabilities and Obligations (subject to such required consents as may be listed on Schedule 4.3);

                  (j) all rights or choses in action against third parties relating to the Business;

         (k) the GALHRIS, Dell Poweredge 4100, GALSQL1, Dell Poweredge 6100 and GALWORK, Dell Poweredge 4200 servers; and

         (l)  those  Shared   Assets   listed  in  Schedule   2.1(1)  which  are
specifically designated as part of the Purchased Assets.

         2.2. Excluded Assets. Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement will constitute or be construed as conferring on Buyer, and Buyer is not acquiring, any right, title or interest in or to, the following specific assets which are associated with the Business (the "Excluded Assets"):

                  (a) cash on hand and on deposit in bank accounts;

                  (b) any interest in the Sturbridge Property or any other real property of Seller, except to the extent granted by the Sturbridge Property Lease;

                  (c) any rights that accrue or will accrue to Seller under this Agreement;

                  (d) any rights of Seller with regard to Taxes or Tax refunds;

                  (e) the originals of all confidential employment records and files of the New Employees, as well as the corporate seal, minute books, stock books and other records relating to the corporate organization of Seller and the general ledger and other original accounting records of Seller;

                  (f) the name "Galileo" and any trademark or tradename using the name "Galileo" except as provided in the License Agreement;

                  (g) the other tangible and intangible property of Seller, wherever located, not used in the operation of the Business;

                  (h) those Shared Assets listed in Schedule 2.1(1) which are specifically designated as excluded from the Purchased Assets.

         2.3. Assumed Liabilities and Obligations. At Closing, pursuant to the Bill of Sale, Assignment and Assumption Agreement, Buyer, or its designee shall assume only the following liabilities and obligations of Seller as they exist on the Closing Date (collectively, "Assumed Liabilities and Obligations"):

                  (a) the Assumed Accrued Expenses;

                  (b) the Accounts Payable;

                  (c) all liabilities and obligations of Seller arising on or after the Closing Date under Seller's Agreements and the Transferable Permits in accordance with the terms thereof, except to the extent such liabilities or obligations arise or have arisen out of any claim asserted by another party thereto related to breach of contract, warranty (except as provided in Section 2.3(c)), tort, infringement or other default or alleged default by Seller; and

                  (d) service obligations and express warranty obligations of Seller to correct services rendered, or to repair or replace defective products of the Business shipped, prior to Closing Date, but only to the extent that Buyer's costs associated therewith do not exceed the reserve therefor, included in Assumed Accrued Expenses (provided, however, that: (i) to the extent Buyer's costs associated therewith do exceed the reserve therefor, Buyer shall perform the service obligation or express warranty work during the life of the warranty and invoice Seller at Buyer's full absorption cost for such correction, repair or replacement; and (ii) to the extent Buyer's costs associated with any single claim exceeds $10,000, Buyer shall seek the approval of Seller, which approval shall not be unreasonably withheld, to honor the service obligation or express warranty at issue).

         2.4. Excluded Liabilities. Except as expressly set forth in Section 2.3, Buyer shall not assume or be obligated to pay, perform or otherwise discharge any liabilities or obligations of Seller, including the following (the "Excluded Liabilities"):

                  (a) Any liabilities or obligations in respect of Taxes attributable to the ownership, operation or use of Purchased Assets for taxable periods, or portions thereof, ending before the Closing Date;

                  (b) Any liabilities or obligations of Seller accruing under any of Seller's Agreements prior to the Closing Date;

                  (c) Except as provided in Section 2.3(d), any liabilities or obligations in respect of any claim, regardless of when made or asserted, which arises out of or is based upon negligence, strict liability or any express or implied representation, warranty, agreement or guarantee made by Seller, or alleged to have been made by Seller, or which is imposed or asserted to be imposed by operation of law, in connection with any product of the Business shipped or installed by or on behalf of Seller prior, or alleged to be prior to, the Closing Date or for any service performed by or on behalf of Seller prior, or alleged to be prior to, the Closing Date, including without limitation any claim relating to the repair or replacement of any such product and any claim seeking recovery for property damage, consequential damage, lost revenue or income or personal injury;

                  (d) Any and all asserted or unasserted liabilities or obligations to third parties (including employees) for personal injury or tort, or similar causes of action arising out of the ownership or operation of the Purchased Assets prior to the Closing Date;

                  (e) Any fines, penalties or costs imposed by a Governmental Authority with respect to the Purchased Assets arising out of, or alleged to have arisen out of, any conduct of Seller;

                  (f) Except as otherwise expressly provided in Section 2.3, any payment obligations of Seller for goods delivered or services rendered prior to the Closing Date;

                  (g) Any liability, obligation or responsibility under or related to Environmental Laws or the common law, whether such liability, obligation or responsibility is known or unknown, contingent or accrued (whether or not arising or made manifest before the Closing Date or on or after the Closing Date), arising as a result of or in connection with the disposal, storage, transportation, discharge, Release, or recycling by Seller, or any agent or contractor of Seller, of Hazardous Substances at any location, including but not limited to, any off-site location, or the arrangement for such activities, prior to the Closing Date, in connection with the ownership or operation of the Business by Seller, or any agent or contractor of Seller;

                  (h)  Any  liabilities  or  obligations  relating  to  personal injury, discrimination, wrongful discharge, unfair labor practice or similar claim or cause of action filed with or pending before any court or administrative agency on the Closing Date with respect to the ownership and operation of the Business or the Purchased Assets or where the facts forming a basis for such claim or cause of action occurred prior to the Closing Date;

                  (i) Any liabilities or obligations relating to any Benefit Plans, including any multi-employer plan contributed to at any time by Seller or any ERISA Affiliate, or any multi-employer plan to which Seller or any ERISA Affiliate is or was obligated at any time to contribute, including but not limited to any liability (i) relating to benefits payable under any Benefit Plans, (ii) relating to the PBGC under Title IV of ERISA, (iii) relating to a multi-employer plan, (iv) with respect to non-compliance with the notice and benefit continuation requirements of COBRA, (v) with respect to any noncompliance with ERISA or any other applicable laws, or (vi) with respect to any suit, proceeding or claim which is brought against Buyer, any Benefit Plan, any fiduciary or former fiduciary of any such Benefit Plan;

                  (j) Any liabilities or obligations relating to the employment or termination of employment, including discrimination, wrongful discharge, unfair labor practices, or constructive termination by Seller of any individual with respect to the Business, attributable to any actions or inactions by Seller prior to the Closing Date;

                  (k) Any obligations for salary, wages, overtime, employment taxes, severance pay, transition payments in respect of compensation or similar benefits accruing or arising prior to the Closing Date under any term or provision of any contract, plan, instrument or agreement relating to any of the Purchased Assets; and

                  (l)  Any  other   liability  or   obligation   of  Seller  not
specifically assumed hereunder.

                                    ARTICLE 3

                                   THE CLOSING

         3.1 Closing. Upon the terms and subject to the satisfaction of the conditions contained in Article 7 of this Agreement, the sale, assignment, conveyance, transfer and delivery of the Purchased Assets to Buyer, the payment of the Purchase Price to Seller, and the consummation of the other respective obligations of the Parties contemplated by this Agreement shall take place at a closing (the "Closing"), to be held at the offices of Morgan, Lewis & Bockius LLP, 1701 Market Street, Philadelphia, Pennsylvania at 10:00 a.m. local time, or another mutually acceptable time and location, on July 1, 1999, or such other date as the Parties may mutually agree. The date of Closing is hereinafter called the "Closing Date." The Closing shall be effective for all purposes as of 12:01 a.m. local time on the Closing Date.

         3.2 Purchase Price. The purchase price payable by Buyer for the Purchased Assets pursuant to this Agreement (the "Purchase Price") is $7,655,000, which amount is intended to be paid in part in cash, in part by assumption of the Assumed Accrued Expenses and the Accounts Payable as of the Closing Date, and in part by establishment by Buyer of the Burle Retiree Medical Plan. The Purchase Price is subject to adjustment as provided herein. Buyer will pay or cause to be paid to Seller the following:

                  (a) at Closing, Seven Million One Hundred Thousand Dollars ($7,100,000) in cash by wire transfer of immediately available funds or by such other means as are agreed upon by Seller and Buyer; and

                  (b) upon completion of the adjustment  process provided for in
Section 3.3, any unpaid balance of the Purchase Price that is payable in cash.

         3.3      Adjustment to Purchase Price and Cash Payment.

                  (a) Purchase Price Adjustment. The Purchase Price shall be increased or decreased, as the case may be, by the amount (the "Working Capital Adjustment") by which the Working Capital Amount as of the Closing Date is greater than or less than, as the case may be, $2,923,000.

                  (b) Physical Inventory. As provided in Schedule 3.3, Buyer and Seller will take a physical inventory to determine the Inventory of the Business as of the Closing Date. Buyer and Seller will each appoint a supervisor to plan and direct the taking of the physical inventory and will notify each other of the respective names of each such supervisor. If the supervisors determine it to be appropriate, several physical inventory teams may be appointed. A team will consist of at least one representative of Buyer and one representative of Seller. The two supervisors will mutually agree upon the number of teams required to accomplish the physical inventory in such a manner as to keep interference with the operation of the Business at a minimum. In the absence of manifest error, such inventory shall be conclusive and accepted as the final inventory for that location.

                  (c)  Statement of  Adjustments.  Within thirty (30) days after the Closing Date, Seller, with Buyer's assistance, shall compute and deliver to Buyer a proposed balance sheet of the Business (the "Closing Date Balance Sheet"), prepared in accordance with the principles set forth on Schedule 3.3, and a proposed statement (the "Working Capital Statement") prepared in accordance with the procedures set forth on Schedule 3.3, setting forth calculations provided for in Schedule 3.3, including the Working Capital Amount as of the Closing Date and the adjustments to the Purchase Price provided for in Sections 3.3(a) and (b), together with a reasonably detailed basis for establishing such amounts. Upon Buyer's request, Seller shall also deliver to Buyer copies of all documents, schedules, working papers and other factual material used by Seller and its accountants in connection with the preparation of the Closing Date Balance Sheet and the Working Capital Statement.

                  (d) Within thirty (30) days following its receipt of the Closing Date Balance Sheet and the Working Capital Statement, Buyer shall present Seller with a written statement setting forth Buyer's proposed adjustments thereto, if any, together with a reasonably detailed explanation of the reason for each such proposed adjustment. Buyer and Seller shall negotiate in good faith to resolve any disagreement regarding Buyer's proposed adjustments. If they are unable to do so within ninety (90) days after the Closing Date, either Party shall have the right to refer the dispute to the Independent Accounting Firm for resolution. The determination by the Independent Accounting Firm with respect to the correctness of each item in dispute shall be conclusive and binding on the Parties. All fees and expenses billed by the Independent Accountant in connection with the resolution of disputes under this
Section 3.3(c) shall be borne one-half by Seller and one-half by Buyer.

                  (e) Payment of Adjustment. Any unpaid portion of the Purchase Price payable by Buyer, together with required interest, if any, in accordance with this Section, shall be paid in cash in immediately available funds within five (5) Business Days after the determination thereof pursuant to Section 3.3(c). Any refund by Seller of any excess paid by Buyer shall be taken as a deduction from the rental payments otherwise due under the Sturbridge Property Lease. Any unpaid portion of the Purchase Price owed by Buyer, or any refund thereof owed by Seller, shall begin to accrue interest at a rate of 7% per annum beginning 45 days after the Closing Date, to the extent it has not been paid by such time.

                  (f) Allocation of Purchase Price. The Parties agree that the Purchase Price shall be allocated as set forth in Schedule 3.4 hereto, which allocation is based upon the fair market values of the Purchased Assets and conforms with the requirements of Section 1060 of the Code. Each Party agrees not to assert, in connection with any tax return, tax audit or similar proceeding, any allocation of the Purchase Price that differs from any allocation agreed upon pursuant to this Schedule 3.4 hereto.

         3.4      Prorations.

                  (a) Buyer and Seller agree that amounts, if any, relating to the Business that cover periods both prior to and after the Closing Date and that are normally prorated shall be prorated as of the Closing Date, with Seller liable to the extent such items relate to any time period prior to the Closing Date, and Buyer liable to the extent such items relate to periods commencing with the Closing Date (measured in the same units used to compute the item in question, otherwise measured by calendar days).

                  (b) In connection with the prorations referred to in (a) above, in the event that actual figures are not available at the Closing Date, the proration shall be based upon the actual Taxes or other amounts accrued through the Closing Date or paid for the most recent year (or other appropriate period) for which actual Taxes or other amounts paid are available. Such prorated Taxes or other amounts shall be re-prorated and paid to the appropriate Party within sixty (60) days of the date that the previously unavailable actual figures become available. The prorations shall be based on the number of days in a year or other appropriate period (i) before the Closing Date and (ii) including and after the Closing Date. Seller and Buyer agree to furnish each other with such documents and other records as may be reasonably requested in order to confirm all adjustment and proration calculations made pursuant to this
Section 3.5.

         3.5 Deliveries by Seller. At the Closing, Seller will deliver, or cause to be delivered, the following to Buyer:

                  (a) The Bill of Sale, Assignment and Assumption Agreement, the Transition Services Agreement, the License Agreement and the Sturbridge Property Lease, duly executed by Seller;

                  (b) Copies of any and all governmental and other third party consents, waivers or approvals obtained by Seller with respect to the transfer of the Purchased Assets or the consummation of the transactions contemplated by this Agreement;

                  (c)  The   opinion  of  counsel  and   officer's   certificate
contemplated by Section 7.1;

                  (d) Copies, certified by the Secretary or Assistant Secretary of Seller, of the Certificate of Incorporation and Bylaws of Seller and resolutions adopted by the Board of Directors of Seller authorizing the execution and delivery of this Agreement and all of the agreements and instruments to be executed and delivered by Seller in connection herewith and the consummation of the transactions contemplated hereby;

                  (e) A certificate of the Secretary or Assistant Secretary of Seller identifying the name and title and bearing the signatures of the officers of Seller authorized to execute and deliver this Agreement and the other agreements and instruments contemplated hereby;

                  (f) A certificate of good standing with respect to Seller, issued by the Secretaries of State of the State of Delaware and the Commonwealth of Massachusetts, respectively;

                  (g) The originals of all Seller's Agreements and Transferable Permits or, if originals are not available, true and correct copies thereof;

                  (h) All such other instruments of assignment, transfer or conveyance as shall, in the reasonable opinion of Buyer and its counsel, be necessary or desirable to transfer to Buyer the Purchased Assets in accordance with this Agreement;

                  (i) Such affidavits or other documents in customary form as Buyer's title insurance company may require in order to insure Buyer's leasehold interest in the Sturbridge Property; and

                  (j) Such other agreements, documents, instruments and writings as are required to be delivered by Seller at or prior to the Closing Date pursuant to this Agreement or otherwise reasonably required in connection herewith.

         3.6 Deliveries by Buyer. At the Closing, Buyer will deliver, or cause to be delivered, the following to Seller:

                  (a) The amount payable by Buyer at Closing pursuant to Section 3.2(a);

                  (b) The Bill of Sale, Assignment and Assumption Agreement, the Transition Services Agreement, License Agreement and the Sturbridge Property Lease, duly executed by Buyer, or Buyer's designee;

                  (c)  The   opinion  of  counsel  and   officer's   certificate
contemplated by Section 7.2;

                  (d) Copies, certified by the Secretary or Assistant Secretary of Buyer, of the Articles of Incorporation and Bylaws of Buyer and Lessee and resolutions adopted by the Board of Directors of Buyer and Lessee authorizing the execution and delivery of this Agreement, the Lease, the Lease Guaranty and all of the agreements and instruments to be executed and delivered by Buyer in connection herewith, and the consummation of the transactions contemplated hereby and under the Lease and the Lease Guaranty (as applicable);

                  (e) Certificates of the Secretary or Assistant Secretary of Buyer and Lessee identifying the name and title and bearing the signatures of the officers of Buyer and Lessee authorized to execute and deliver this Agreement, and the other agreements contemplated hereby;

                  (f) Certificates of good standing with respect to Buyer issued by the Secretary of State of the Commonwealth of Pennsylvania and the Lessee issued by the Secretary of State of Delaware and Secretary of State of the Commonwealth of Massachusetts;

                  (g) All such other instruments of assumption as shall, in the reasonable opinion of Seller and its counsel, be necessary for Buyer to assume the Assumed Liabilities and Obligations and Permitted Encumbrances in accordance with this Agreement; and

                  (h) Such other agreements, documents, instruments and writings as are required to be delivered by Buyer at or prior to the Closing Date pursuant to this Agreement or otherwise reasonably required in connection herewith.

                                    ARTICLE 4

                    REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller hereby represents and warrants to Buyer as follows:

         4.1 Organization; Qualification. Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease, and operate its properties and to carry on its business as it is now being conducted. Seller, with respect to the Business, is in good standing, and qualified to do business, in the Commonwealth of Massachusetts.

         4.2 Authority Relative to this Agreement. Seller has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action required on the part of Seller, and no other corporate proceedings on the part of Seller are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by
Seller, and, assuming that this Agreement constitutes a valid and binding agreement of Buyer, constitutes the legal, valid and binding agreement of Seller, enforceable against Seller in accordance with its terms, except that such  enforceability  may  be  limited  by  applicable  bankruptcy,  insolvency,
reorganization,   fraudulent  conveyance,   moratorium  or  other  similar  laws
affecting or relating to the enforcement of creditors rights generally or general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity).

         4.3      Consents and Approvals; No Violation.

                  Except as set forth in Schedule 4.3, neither the execution and delivery of this Agreement by Seller nor the consummation of the transactions contemplated hereby will (i) conflict with or result in the breach or violation of any provision of the Certificate of Incorporation or Bylaws of Seller, (ii) require any consent, approval, authorization or permit of, or filing with or notification or declaration to, any governmental or regulatory authority (the filings and approvals referred to in Schedule 4.3 are collectively referred to as "Seller's Required Regulatory Approvals"), (iii) require any consent, approval or waiver under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which Seller is a party or by which Seller, or any of the Purchased Assets may be bound, except for such consents, approvals or waivers that have been obtained, or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Seller or any of its assets, including the Purchased Assets.

         4.4 Financial Statements. Schedule 4.4 sets forth complete and correct copies of (i) the unaudited balance sheet of the Business at March 31, 1999 and the related statements of income, retained earnings and cash flows for the six months then ended (the "March 31 Balance Sheet") and all notes and schedules that are a part thereof and (ii) the unaudited balance sheets of the Business at September 30, 1998, 1997 and 1996 and the related statements of income, retained earnings and cash flows for the fiscal years then ended, and all notes and schedules that are a part thereof (collectively, the "Financial Statements"). All such Financial Statements were prepared in accordance with GAAP, except as specified in the footnotes to the Financial Statements, and, subject to the matters contained in such footnotes, present fairly and accurately the financial condition and results of operations and cash flows of the Business at March 31, 1999 and for the period covered.

         4.5 Undisclosed Liabilities. Except as disclosed in Schedule 4.5, Seller, with respect to the Business, is not liable for or subject to, and Seller does not have any Knowledge of any basis for assertion against it with respect to the Business of, any liabilities that are not adequately reflected, reserved against or given effect to in the Financial Statements, except (a) customary expenses and Accounts Payable that have arisen in the ordinary course of business consistent with past practice since March 31, 1999, (b) liabilities for obligations which are not required to have been performed prior to the Closing under Seller's Agreements and (c) matters not required by GAAP to be disclosed as liabilities on the Financial Statements of Seller which include information concerning the Business.

         4.6 Absence of Certain Changes or Events. With respect to the Business, since March 31, 1999, except as set forth in Schedule 4.6, there has not been:
(a) any Material Adverse Effect, (b) any damage, destruction or casualty loss, whether or not covered by insurance, (c) any agreement, commitment or transaction entered into by Seller that is material to the ownership or operation of the Purchased Assets, and (d) any sale or disposition of any fixed assets except normal disposition of worn out or obsolete equipment in the ordinary course of business.

         4.7 Title.  Except for Permitted  Encumbrances  and items  disclosed in
Schedule 4.7, Seller has good and marketable title to the Sturbridge Property, free and clear of all Encumbrances. The Sturbridge Property constitutes all of the real property used in the operation of the Business. Except for Permitted Encumbrances and matters disclosed on Schedule 4.7, Seller has good title to each of the Purchased Assets free and clear of all Encumbrances.

         4.8 Inventory. Except as set forth in Schedule 3.3 and Schedule 4.8, the Inventory (a) was acquired and has been maintained in accordance with the regular business practices of Seller with respect to the Business, (b) subject to the reserves on the books of the Business, which have been disclosed to Buyer, consists of new and unused items of a quality and quantity useable or saleable in the ordinary course of business consistent with past practice, (c) is owned by Seller free and clear of all Encumbrances, other than Permitted Encumbrances, (d) subject to the reserves on the books of the Business, which have been disclosed to Buyer, is valued using the methodology as set forth in
Schedule 3.3, and (e) subject to the reserves on the books of the Business, is not obsolete, unusable, damaged, slow moving or unsaleable in the ordinary course of business.

         4.9 Accounts Receivable. Schedule 4.9 contains a list, including the aging of, the Accounts Receivable at May 31, 1999. Except as set forth in
Schedule 3.3, all such Accounts Receivable, and any Accounts Receivable arising after the date hereof and prior to Closing, (a) are valid and genuine, (b) arise out of bona fide sales and deliveries of goods, performance of services or other transactions in connection with the Business, (c) are not subject to defenses, setoffs or counterclaims, and (d) are collectible in full (less any reserve for bad debts set forth in Schedule 3.3) without resort to litigation or other extraordinary collection efforts within 180 days of their due date.

         4.10 Insurance. All policies of fire, liability, workers' compensation and other forms of insurance owned or held by Seller and insuring the Purchased Assets or the Business are in full force and effect, all premiums with respect thereto covering all periods up to and including the date hereof, if due, have been paid in full and no notice of cancellation or termination has been received with respect to any such policy. Except as described in Schedule 4.10, Seller has not been refused any insurance with respect to the Purchased Assets or the Business since April 1, 1996, nor has its coverage been denied or limited by any insurance carrier to which Seller has applied for any such insurance or with which it has carried insurance since April 1, 1996. Schedule 4.10 sets forth a true and correct summary of all insurance policies presently in effect and of all insurance claims made since April 1, 1994.

         4.11     Environmental Matters.  Except as disclosed in Schedule 4.11:

                  Seller  holds and is,  and has been,  in  compliance  with all permits, certificates, licenses and governmental approvals, consents and authorizations required under applicable Environmental Laws for Seller to own and operate the Purchased Assets and the Business ("Environmental Permits");

                  (a) Seller and the Sturbridge Property are in compliance with applicable Environmental Laws;

                  (b) Seller has not been notified by any Governmental Authority or third party of any pending or threatened Environmental Claim against Seller in connection with the Business and has no Knowledge of any event, condition or circumstance which could give rise to such Environmental Claim;

                  (c) Seller has not been notified by any Governmental Authority or any third party that Seller in connection with the Business may be a potentially responsible party for environmental contamination or any Release or Remediation of Hazardous Substances and has no Knowledge of any event, condition or circumstance which could give rise to such potential responsibility;

                  (d) Seller has not in connection with the Business entered into or agreed to any settlement agreement, consent decree or order with respect to or affecting the Sturbridge Property or the Purchased Assets relating to compliance with any Environmental Law or to investigation, Remediation or cleanup of Hazardous Substances under any Environmental Law;

                  (e) there are no aboveground or underground storage tanks, lagoons, pits or surface impoundments located on, in or under any properties currently or formerly owned, operated or leased by Seller in connection with the Business or any predecessor of the Business or Seller in connection with the Business;

                  (f) no Releases of Hazardous Substances have occurred at, from, in, on, to or under any property currently or formerly owned, operated or leased by Seller in connection with the Business or any predecessor of Seller in connection with the Business, and no Hazardous Substances are present in, on or about or are migrating to or from any such property that could give rise to an Environmental Claim by a Governmental Authority or third party against the Business or Seller;

                  (g) Seller has not in connection with the Business nor has any predecessor of Seller transported, treated, stored, handled or disposed of nor arranged for the treatment, storage, handling, disposal or transportation of any Hazardous Substance to any location that could result in an Environmental Claim against or liability to the Business or Seller;

                  (h) there is no amount of asbestos, ureaformaldehyde material, polychlorinated biphenyl containing equipment or lead or lead containing materials in, at or on any property owned, leased or operated by Seller in connection with the Business; and

                  (i) there have been no environmental investigations, studies, audits or tests conducted by, on behalf of or which are in the possession of Seller with respect to any property currently or formerly owned, leased or operated by Seller in connection with the Business which have not been delivered to Buyer prior to execution of this Agreement.

         4.12 Employees. Schedule 4.12 lists all of the present employees of Seller engaged for substantially all of their working time in the Business and each such employee's position, location, social security number, date of hire, current annual salary rate or hourly wage and date of last salary increase.

         4.13 Labor Matters. Seller is not a party to any collective bargaining agreement which relates to the Purchased Assets or the Business. With respect to the ownership or operation of the Business, except as set forth in Schedule 4.13, (a) Seller is in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, (b) Seller has not received notice of any unfair labor practice complaint pending before the National Labor Relations Board, (c) there is no labor strike, slowdown or stoppage actually pending or threatened by any authorized representative of any union or other representative of employees against or affecting Seller, (d) Seller has not received notice that any representation petition respecting the employees of Seller has been filed with the National Labor Relations Board, and (e) Seller has not experienced any primary work stoppage within the last five years.

         4.14 Overtime, Back Wage, Vacation, Discrimination and Occupational Safety Claims. With respect to the Business, there are no claims pending or, to the Knowledge of Seller, threatened against Seller by any present or former employee of Seller or any Governmental Authority, including, but not limited to, claims for or on account of (a) wages, salary, severance or overtime pay, (b) vacation pay or pay in lieu of vacation time off, or (c) any violation of any regulation relating to minimum wages or maximum hours of work. No person (including any Governmental Authority) has asserted or, to the Knowledge of Seller, threatened a claim against Seller under or arising out of, and Seller is not subject to any, judgment, order or inquiry relating to, any regulation relating to discrimination, occupational safety in employment or employment practices.

              4.15  Benefit Plans.

                  (a) Schedule 4.15 contains a complete and accurate list of all Benefit Plans. True, correct, and complete copies of all the following documents with respect to each Benefit Plan, to the extent applicable, have been delivered to Buyer: (i) all documents constituting the Benefit Plan, including but not limited to, trust agreements, insurance policies, service agreements, and formal and informal amendments thereto; (ii) all IRS determination letters for the Benefit Plan; (iii) the most recent summary plan description and any amendments or modifications thereof; (iv) all memoranda, minutes, resolutions and similar documents describing the manner in which the Benefit Plan is or has been administered or describing corrections to the administration of a Benefit Plan; and (v) all employee manuals or handbooks containing personnel or employee relations policies.

                  (b) Except as set forth in Schedule 4.15, Seller and the ERISA Affiliates have fulfilled their respective obligations under the minimum funding requirements of Section 302 of ERISA and Section 412 of the Code with respect to each Benefit Plan which is an "employee pension benefit plan" as defined in
Section 3(2) of ERISA and to which Section 302 of ERISA applies, and each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and the Code. Except as set forth in Schedule 4.15, neither Seller nor any ERISA Affiliate has incurred any material liability under Title IV of ERISA to the PBGC (other than premiums not yet due) in connection with any Benefit Plan which is subject to Title IV of ERISA, and no condition exists that could reasonably be expected to result in Seller or an ERISA Affiliate incurring such material liability nor is there or has there been any reportable event (as defined in Section 4043 of ERISA), which has not been waived by the PBGC with respect to any Benefit Plan. Each of the Benefit Plans that is intended to be qualified under Section 401(a) of the Code has been determined by the IRS to be so qualified and exempt from tax under section 501(a) of the Code, and each such determination remains in effect and has not been revoked. Copies of the most recent IRS determination letters, if any, applicable to the Benefit Plans have been delivered to Buyer. To the Knowledge of Seller, nothing has occurred with respect to the design or operation of any Qualified Plan that could cause the loss of such qualification or exemption or the imposition of any liability, lien, penalty, or tax under ERISA or the Code.

                  (c) Seller does not contribute to, and has never contributed to or had any other liability with respect to, a multiemployer plan as defined in Section 3(37) of ERISA.

                  (d) Seller has no material liability with respect to any benefit plan or arrangement other than the Benefit Plans.

                  (e) With respect to each Benefit Plan, there has occurred no non-exempt "prohibited transaction" (within the meaning of Section 4975 of the Code or Section 406 of ERISA) or breach of any fiduciary duty described in
Section 404 of ERISA that could result in any material liability, direct or indirect, for Seller.

                  (f) Seller has not incurred any material liability for any excise, income or other taxes or penalties with respect to any Benefit Plan, and no event has occurred and no circumstance exists or has existed that could give rise to any such material liability. There are no pending or to the Knowledge of Seller threatened material claims by or on behalf of any Benefit Plans, or by or on behalf of any participants or beneficiaries of any Benefit Plans or other persons (other than routine claims for benefits), alleging any breach of fiduciary duty on the part of Seller or any of its officers, directors or employees under ERISA or any applicable law, or claiming benefit payments other than those made in the ordinary operation of such plans, nor to the Knowledge of Seller is there any basis for any such claim. No Benefit Plan is presently under audit or examination (nor has notice been received of a potential audit or examination) by the IRS, the Department of Labor, or any other governmental entity.

                  (g) No Benefit Plan contains any provision or is subject to any law that would prohibit the transactions contemplated by this Agreement or that would give rise to any vesting of benefits, severance, termination, or other payments or liabilities as a result of the transactions contemplated by this Agreement, and no payments or benefits under any Benefit Plan or other agreement of Seller will be considered "excess parachute payments" under Section 280G of the Code. Seller has not declared or paid any bonus compensation in contemplation of the transactions contemplated by this Agreement.

         4.16 Tangible Personal Property. Schedule 2.1(c) contains a listing of all of the material Tangible Personal Property comprising the Purchased Assets as of the date hereof. Except as set forth in Schedule 4.16, all Tangible Personal Property is in good operating condition and repair (ordinary wear and tear excepted) in all material respects and is useable in the ordinary course of the Business consistent with past practice. Except for items leased to Seller under leases disclosed in Schedule 4.17, and items subject to the Sturbridge Property Lease or the Transition Services Agreement and the License Agreement, no person other than Seller owns any equipment or other property used in the operation of the Business.

         4.17     Contracts and Arrangements.

                  (a) Listed in Schedule 2.1(d) are all contracts, agreements, leases, commitments, understandings or instruments to which Seller is a party with respect to the Business, except for purchase and sale orders and other non-material agreements entered into in the ordinary course of business involving amounts less than $10,000. Other than contracts described pursuant to the preceding sentence, Seller is not with respect to the Business a party to any written contract, agreement, lease, commitment, understanding or instrument which is material to the ownership or operation of the Purchased Assets, and no third party has any contract, agreement or other legal or equitable right to acquire any of the Purchased Assets or any interest therein. True, correct and complete copies of Seller's Agreements have been delivered to Buyer.

                  (b) Except as disclosed in Schedule 4.17, each of Seller's Agreements (i) constitutes the legal, valid and binding obligation of Seller, and constitutes the legal, valid and binding obligation of the other parties thereto, (ii) is in full force and effect, and (iii) may be transferred or assigned to Buyer at the Closing without consent or approval of the other parties thereto, and will continue in full force and effect thereafter, in each case without breaching the terms thereof or resulting in the forfeiture or impairment of any material rights thereunder.

                  (c) Except as set forth in Schedule 4.17, there is not, under any of Seller's Agreements, any material default or event which, with notice or lapse of time or both, would constitute a default on the part of any of Seller, or to the Knowledge of Seller, any other party, except such events of default and other events as to which requisite waivers or consents have been obtained.

         4.18 Litigation and Claims. Schedule 4.18 contains a list and brief description of any and all litigation, including any settlement thereof, to which Seller has been a party with respect to the Business or the Purchased Assets since April 1, 1994. Except as disclosed on Schedule 4.18, there is no claim, action, proceeding or investigation pending or, to the Knowledge of Seller, threatened against Seller with respect to the Business, and to the Knowledge of Seller, no event has occurred that provides a reasonable basis for a material claim, action, proceeding or investigation against Seller with respect to the Business.

         4.19     Permits.

                  (a) Seller has all permits, licenses, franchises and other governmental authorizations, consents and approvals (collectively, "Permits") used in or necessary for the ownership and operation of the Purchased Assets.
Except as set forth in Schedule 4.19, since April 1, 1994, Seller has not received any written notification that it is in violation of any of such Permits, or any law, statute, order, rule, regulation, ordinance or judgment of any governmental or regulatory body or authority applicable to it. Seller is in compliance in all material respects with all Permits, laws, statutes, orders, rules, regulations, ordinances, or judgments of any governmental or regulatory body or authority applicable to the Purchased Assets or the Business.

                  (b) Schedule 4.19 sets forth a listing of all Permits and Environmental Permits other than Transferable Permits.

         4.20 Taxes. Except as set forth on Schedule 4.20, Seller has filed all Tax Returns and paid all Taxes that could become an Encumbrance on any of the Purchased Assets.

         4.21 Year 2000 Qualification. Except as listed in Schedule 4.21, all of the hardware, software and firmware products (including embedded microcontrollors in non-computer equipment) which are included in the Purchased Assets or which constitute a part of the Sturbridge Property are Year 2000 Qualified. For purposes of this Agreement, "Year 2000 Qualified" shall mean that all constituent software, controllers, central processing units, and other computer equipment, including all components, applications and modules thereof, are either "Year 2000 Compliant" or "Year 2000 Ready." As used herein (a) the term "Year 2000 Compliant" means computer systems or applications that accurately process date/time data (including but not limited to calculating, comparing, and sequencing) from, into, and between the twentieth and twenty-first centuries, the years 1999 and 2000, and leap-year calculations and
(b) the term "Year 2000 Ready" means a computer system or application that has been determined to be suitable for continued use into the year 2000 even though the computer system or application is not fully Year 2000 Compliant.

         4.22 Patents, Trademarks and Copyrights. Except as listed on Schedule 2.1(h), Seller, with respect to the Business, does not hold or utilize any (a) patents, (b) registered or unregistered trademarks or service marks or (c) registered copyrights, and there are no pending applications for any of the foregoing. Except as set forth in Schedule 4.22, the Business does not conflict with or infringe upon any such patents, copyrights, trademarks, service marks or applications that are owned or claimed by any third party. Except as set forth in Schedule 4.22, Seller lawfully owns or possesses the right to use all patents or proprietary information used in the conduct of the Business, and Seller is not required to pay any royalty, license fee or similar type of compensation in connection with the conduct of the Business.

         4.23 Transactions with Affiliates. Except as disclosed in Schedule 4.23, none of the directors or officers of Seller, directly or indirectly, has business arrangements or relationships of any kind with Seller with respect to the Business. Except as set forth in Schedule 4.23, any such arrangement and relationship has been on substantially the same terms and conditions as similar transactions between Seller and non-affiliated parties and are properly recorded on the books and records of Seller.

         4.24 Purchased Assets. Except with respect to certain of the Shared Assets set forth on Schedule 2.1(l), to Seller's Knowledge, there are no other assets, other than the Purchased Assets, used by the Business.

         4.25 Completeness and Accuracy. (a) All information set forth on any Schedule hereto is true, correct and complete in all material respects. No representation or warranty of Seller contained in this Agreement or in any certificate delivered pursuant hereto contains or will contain an untrue statement of material fact, or omits or will omit to state any material fact necessary to make the statements made therein not misleading. All contracts, permits and other documents and instruments furnished or made available to Buyer by Seller are or will be true, complete and accurate originals or copies of originals and include all amendments, supplements, waivers and modifications thereto. There is no fact, development or threatened development (excluding general economic factors affecting business in general) that Seller has not disclosed to Buyer in writing that materially adversely affects or, so far as Seller can now foresee, may materially adversely affect, the Business or the Purchased Assets

                  (b) The information provided in the Schedules, which have been numbered in accordance with the sections of the Agreement to which they relate, shall be deemed to supplement and be part of the representations and warranties of the Seller contained in the Agreement. All information provided in the Schedules shall be construed as exceptions to the representations and warranties contained in the Agreement, unless otherwise indicated by the context.

                                    ARTICLE 5

                     REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer represents and warrants to Seller as follows:

         5.1 Organization. Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and has all requisite power and authority to own, lease and operate its properties and to carry on its business as is now being conducted.

         5.2 Authority Relative to this Agreement. Buyer has full power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action required on the part of Buyer and no other proceedings on the part of Buyer are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Buyer, and assuming that this Agreement constitutes a valid and binding agreement of Seller, constitutes a valid and binding agreement of Buyer, enforceable against Buyer in accordance with its terms, except that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally or general principles of equity.

         5.3      Consents and Approvals; No Violation.

                  Except as set forth in Schedule 5.3, neither the execution and delivery of this Agreement by Buyer nor the purchase by Buyer of the Purchased Assets pursuant to this Agreement will (i) conflict with or result in any breach of any provision of the Articles of Incorporation or Bylaws of Buyer, (ii) require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, (iii) require any consent, approval or waiver under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, agreement, lease or other instrument or obligation to which Buyer is a party or by which any of its assets may be bound, except for such consents, approvals or waivers that have been obtained, or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Buyer.

         5.4 Availability of Funds. Buyer has available sufficient funds or commitments of lenders to enable Buyer to pay the portion of the Purchase Price due on the Closing Date and to enable Buyer timely to perform all of its obligations under this Agreement.

                                    ARTICLE 6

                            COVENANTS OF THE PARTIES

         6.1 Conduct of Business Relating to the Purchased Assets. Except to the extent Buyer otherwise consents in writing, during the period from the date of this Agreement to the Closing Date, Seller shall operate the Business in the ordinary course consistent with past practice, shall use Commercially Reasonable Efforts to preserve intact the Purchased Assets and preserve the goodwill and relationships with customers, employees, suppliers and others having business dealings with it with respect thereto, shall maintain the insurance coverage described in Section 4.10, and shall comply with all applicable laws, rules and regulations relating to the Purchased Assets, including without limitation, all Environmental Laws. Without limiting the generality of the foregoing, and, except as contemplated in this Agreement, or as required under applicable law or by any Governmental Authority, prior to the Closing Date, without the prior written consent of Buyer, Seller will not with respect to the Business or the Purchased Assets:

                  (a) sell, lease (as lessor), pledge, encumber, restrict, transfer or otherwise dispose of, or grant any right with respect to, any of the Purchased Assets, other than Inventory sold, used, consumed or replaced in the ordinary course of business consistent with past practice;

                  (b) modify, amend or voluntarily terminate prior to the expiration date thereof any of Seller's Agreements or any material Permit or Environmental Permits or waive any material default by, or release, settle or compromise any claim against, any other party thereto, other than in the ordinary course of business;

                  (c) enter into any commitment or contract for the purchase or sale of goods or services that will be delivered or provided after the Closing Date except purchase and sale orders entered into in the ordinary course of business consistent with past practice in amounts not exceeding $10,000;

                  (d) hire any new employees, terminate or transfer any existing full-time employees of the Business, except terminations for cause or termination of employees not to be offered employment by Buyer or change the salaries, wages or benefits of any employees to be offered employment Buyer; or

                  (e) enter into any written or oral contract, agreement, commitment or arrangement with respect to any of the matters set forth in the foregoing paragraphs (a) through (d).

         6.2      Access to Information.

                  (a) Between the date of this Agreement and the Closing Date, Seller will, during ordinary business hours and upon reasonable notice (i) give Buyer and its representatives reasonable access to all books, records, plants, offices and other facilities and properties constituting the Purchased Assets,
(ii) permit Buyer to make such reasonable inspections thereof as Buyer may reasonably request, (iii) furnish Buyer with such financial and operating data and other information available to Seller with respect to the Business and the Purchased Assets as Buyer may from time to time reasonably request and (iv) furnish Buyer a copy of each material report, schedule or other document filed or received by Seller with respect to the Purchased Assets with any Governmental Authority having jurisdiction over the Purchased Assets; provided, however, that any such investigation shall be conducted in such a manner as not to interfere unreasonably with the operation of the Purchased Assets.

                  (b) Seller agrees (i) not to release any Person (other than Buyer) from any confidentiality agreement now existing with respect to the Purchased Assets or the Business, or waive or amend any provision thereof, and
(ii) to assign any rights arising under any such confidentiality agreement (to the extent assignable) to Buyer.

                  (c) Except as required by law, unless otherwise agreed to in writing by Buyer, Seller shall (i) keep all Proprietary Information confidential and not disclose or reveal any Proprietary Information to any Person, and (ii) not use Proprietary Information for any purpose other than consistent with the terms of this Agreement. Seller shall continue to hold all Proprietary Information according to the same internal security procedures and with the same degree of care regarding its secrecy and confidentiality as currently applicable thereto. Seller shall notify Buyer of any unauthorized disclosure to third parties that it discovers, and shall endeavor to prevent any further such disclosures.

                  (d) After the Closing Date, in the event that Seller is requested pursuant to, or required by, applicable law or regulation or by legal process to disclose any Proprietary Information, Seller shall use its best efforts to provide Buyer with prompt notice of such request or requirement in order to enable Buyer to seek an appropriate protective order or other remedy, to consult with Seller with respect to taking steps to resist or narrow the scope of such request or legal process, or to waive compliance, in whole or in part, with the terms of this Section 6.2(d). Seller agrees not to oppose any action by Buyer to obtain a protective order or other appropriate remedy after the Closing Date. In the event that no such protective order or other remedy is obtained, or Buyer waives compliance with the terms of this Section 6.2(d), Seller shall furnish only that portion of the Proprietary Information which Seller is advised by counsel is legally required. In any such event, Seller shall use its Commercially Reasonable Efforts, but at Buyer's expense, to ensure that all Proprietary Information that is so disclosed will be accorded confidential treatment.

         6.3 Expenses. Except to the extent specifically provided herein, whether or not the transactions contemplated hereby are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be borne by the Party incurring such costs and expenses.

         6.4      Further Assurances; Cooperation.

                  (a) Subject to the terms and conditions of this Agreement, each of the Parties hereto will use Commercially Reasonable Efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the sale of the Purchased Assets pursuant to this Agreement, including without limitation using Commercially Reasonable Efforts to ensure satisfaction of the conditions precedent to each Party's obligations hereunder. Neither of the Parties hereto will take or fail to take any action which would reasonably be expected to prevent or materially impede, interfere with or delay the transactions contemplated by this Agreement.

                  (b) From time to time after the Closing Date, without further consideration, Seller will, at Buyer's expense, execute and deliver to Buyer such documents as Buyer may reasonably request in order to more effectively consummate the sale and purchase of the Purchased Assets or to more effectively vest in Buyer good and marketable title to the Purchased Assets subject to the Permitted Encumbrances. From time to time after the Closing Date, without further consideration, Buyer will, at Seller's expense, execute and deliver to Seller such documents as Seller may reasonably request in order to evidence Buyer's assumption of the Assumed Liabilities and Obligations.

                  (c) To the extent that Seller's rights under any Seller's Agreement may not be assigned without the consent of another Person which consent has not been obtained, this Agreement shall not constitute an agreement to assign the same if an attempted assignment would constitute a breach thereof or be unlawful, and Seller, at its expense, shall use Commercially Reasonable Efforts to obtain any such required consent as promptly as possible. Seller and Buyer agree that if any consent to an assignment of any Seller's Agreement shall not be obtained or if any attempted assignment would be ineffective or would impair Buyer's rights and obligations under the applicable Seller's Agreement so that Buyer would not in effect acquire the benefit of all such rights and obligations, Seller, to the maximum extent permitted by law and such Seller's Agreement, shall after the Closing appoint Buyer to be Seller's representative and agent with respect to such Seller's Agreement, and Seller shall, to the maximum extent permitted by law and such Seller's Agreement, enter into such reasonable arrangements with Buyer as are necessary to provide Buyer with the benefits and obligations of such Seller's Agreement. Seller and Buyer shall cooperate and shall each use Commercially Reasonable Efforts after the Closing to obtain an assignment of such Seller's Agreement to Buyer.

         6.5 Public Statements. Except as required by law or any stock exchange rules, the Parties shall consult with each other before issuing any public announcement, statement or other disclosure with respect to this Agreement or the transactions contemplated hereby and shall not issue any such public announcement, statement or other disclosure prior to such consultation and agreement on the contents thereof.

         6.6      Consents and Approvals.

                  (a) Seller and Buyer shall cooperate with each other and (i) promptly prepare and file all necessary documentation, (ii) effect all necessary applications, notices, petitions and filings and execute all agreements and documents, (iii) use Commercially Reasonable Efforts to obtain the transfer or reissuance to Buyer of all necessary Transferable Permits, consents, approvals and authorizations of all Governmental Authority and (iv) use Commercially Reasonable Efforts to obtain all necessary consents, approvals and authorizations of all other parties, necessary or advisable to consummate the transactions contemplated by this Agreement or required by the terms of any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument to which Seller or Buyer is a party or by which any of them is bound.

                  (b) Seller and Buyer shall cooperate with each other and promptly prepare and file notifications with, and request Tax clearances from, state and local taxing authorities in jurisdictions in which a portion of the Purchase Price may be required to be withheld or in which Buyer would otherwise be liable for any Tax liabilities of Seller pursuant to such state and local Tax law.

                  (c) Buyer shall have the primary responsibility for securing the transfer, reissuance or procurement of the Permits and Environmental Permits (other than Transferable Permits) effective as of the Closing Date, to the extent such Permits and Environmental Permits are capable of being transferred. Seller shall cooperate with Buyer's efforts in this regard and assist in any transfer or reissuance of a Permit or Environmental Permit held by Seller or the procurement of any other Permit or Environmental Permit when so requested by Buyer.

         6.7 Fees and Commissions. Seller and Buyer each represent and warrant to the other that no broker, finder or other Person is entitled to any brokerage fees, commissions or finder's fees in connection with the transaction contemplated hereby by reason of any action taken by the Party making such representation. Seller and Buyer will pay to the other or otherwise discharge, and will indemnify and hold the other harmless from and against, any and all claims or liabilities for all brokerage fees, commissions and finder's fees incurred by reason of any action taken by the indemnifying party.

         6.8      Tax Matters.

                  (a) All transfer and sales taxes incurred in connection with this Agreement and the transactions contemplated hereby shall be borne equally by Buyer and Seller. The Parties will cooperate in the filing of all necessary Tax Returns and other documentation with respect to all such transfer or sales taxes.

                  (b) Buyer and Seller shall provide each other with such assistance as may reasonably be requested by the other Party in connection with the preparation of any Tax Return, any audit or other examination by any taxing authority, or any judicial or administrative proceedings relating to liability for Taxes, and each will retain and provide the requesting Party with any records or information which may be relevant to such return, audit or examination, proceedings or determination.

         6.9 Notification of Changes. Prior to the Closing Date, each Party will promptly advise the other in writing with respect to any matter arising after execution of this Agreement which, if existing or occurring at the date of this Agreement, would have been required to be set forth in this Agreement, including any of the Schedules hereto. Nothing contained herein shall relieve Seller or Buyer of any breach of representation, warranty or covenant under this Agreement existing as of the date hereof or any subsequent date as of which such representation, warranty or covenant shall have been made.

         6.10     Employees.

                  Effective on the Closing Date, Buyer shall have extended offers of employment to those employees of Seller listed on Schedule 6.10. (Such employees who accept offers of employment by Buyer are hereinafter referred to as "New Employees".) Seller shall have terminated the employment of all New Employees immediately prior to the Closing Date.

                  (a) As of the Closing Date, the New Employees shall commence participation in welfare benefit plans maintained by Buyer or its Affiliates. Buyer shall waive all limitations as to pre-existing condition exclusions and waiting periods with respect to the New Employees under the health insurance plans, other than limitations or waiting periods that were in effect with respect to such New Employees under the health insurance plans maintained by Seller that have not been satisfied as of the Closing Date.

                  (b) The New Employees shall be given credit for all service with Seller for purposes of eligibility and vesting for Buyer's 401(k) plan, as well as for Buyer's vacation policies, sick days and similar plans and policies.

                  (c) Seller shall retain any obligation to make any severance payments to which any employee of Seller who is not hired by Buyer may be entitled and shall provide health care insurance continuation for such persons as required by COBRA.

                  (d) To the extent permitted by applicable law, all employee records for the New Employees shall be delivered promptly after the Closing Date to Buyer.

                   (e) Buyer shall establish a retiree medical plan (the "Burle Retiree Medical Plan"), comparable to that currently maintained by Seller, for the New Employees.

         6.11     Noncompetition and Nonsolicitation.

                  (a)  Noncompetition.  From the  Closing  Date  until the fifth
(5th) anniversary thereof (the "Noncompete Period"), except with Buyer's prior written consent, Seller will not, and will cause its controlled Affiliates not to, directly or indirectly own, manage, operate, join, control, finance or otherwise participate in the ownership, management, operation, control or financing of, or be connected as an officer, director, employee, principal, agent, representative, consultant, investor, owner, partner, manager, joint venturer or otherwise with, or permit their name to be used by or in connection with, any business or enterprise engaged in the business of manufacturing, marketing, selling or distributing of scientific detector and spectroscopy products within the United States of America.

                  (b) Nonsolicitation. During the Noncompete Period, Seller will not, and will cause its controlled Affiliates not to, directly or indirectly call on or solicit for the purpose of diverting or take away from Buyer the business of (including, without limitation, by divulging to any competitor or potential competitor of Buyer the name of) any person, firm, corporation or other entity who or which on the Closing Date was, or at any time during the two years preceding the Closing Date had been, a customer of the Business or whose identity was Known to Seller on the Closing Date as one whom or which the Business intended to solicit within the succeeding year. Nothing contained in this Section 6.11(b) shall be deemed to limit or impair, or be limited or impaired by, the provisions of Section 6.11(a).

                  (c) Hiring of Seller's Employees. During the Noncompete Period, Seller will not, and will cause its controlled Affiliates not to, directly or indirectly hire or offer employment to, or induce any other person to hire or offer employment to, any employee of the Business who is employed by Buyer after the Closing Date, unless Buyer first terminates the employment of such employee, nor will Seller induce any such employee to terminate his or her employment with Buyer.

                  (d) Remedies for Breach. Seller acknowledges that (i) the provisions of this Section 6.11 are reasonable and necessary to protect the legitimate interests of Buyer, that any violation of this Section 6.11 will result in irreparable injury to Buyer and that damages at law would not be reasonable or adequate compensation to Buyer for a violation of this Section 6.11, and (ii) Buyer shall be entitled to have the provisions of this Section
6.11 specifically enforced by preliminary and permanent injunctive relief without the necessity of proving actual damages and without posting bond or other security, as well as to have an equitable accounting of all earnings, profits and other benefits arising out of any violation of this Section 6.11. If the provisions of this Section 6.11 should ever be deemed to exceed the time, geographic, product or other limitations permitted by applicable law, then such provisions shall be deemed reformed to the maximum time, geographic, product or other limitations permitted by law. If a breach of this Section 6.11 occurs, the running of the Noncompete Period shall be tolled during the time of such violation and shall not continue to run until such violation has been fully and finally cured.

         6.12 Compliance with Environmental Corrective Action Program and Lead Decontamination Protocol. Seller shall at its own cost and expense diligently complete: (i) from and after the Closing Date, the Remediation of the Sturbridge Property in compliance with applicable Environmental Laws, including but not limited to the remedial approvals and corrective Action Program described in
Schedule 4.11 and timely complete all work and file all reports prescribed thereon with the appropriate regulatory authorities; and (ii) the further cleaning (with additional confirmatory wipe sampling) necessary to reduce residual levels of lead to a concentration of less than 100 micrograms/100cm2 in all the areas described in the document prepared by Spectrum Environmental
Services,  Inc.  labeled  "Surface  Wipes for Lead  Contamination  Post-Cleaning
Sample Results dated June 3, 1999," such further cleaning to be completed not later than ten Business Days after the Closing Date. Seller shall furnish to Buyer at its request copies of all test results, reports, requests for approval and other correspondence to or from the United States Environmental Protection Agency, the Massachusetts Department of Environmental Protection or any other local governmental body in connection with the foregoing.

         6.13 SEM Microscope. Buyer shall provide IPG Phonics Corporation ("IPG") with the opportunity to use the SEM Microscope, which is a part of the Purchased Assets, when reasonably convenient for Buyer, up to two hours per week, for a reasonable price and on such other reasonable terms and conditions as IPG and Buyer may agree upon.

                                    ARTICLE 7

                                   CONDITIONS

         7.1 Conditions to Obligations of Buyer. The obligation of Buyer to purchase the Purchased Assets and to consummate the other transactions contemplated by this Agreement shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

                  (a) No preliminary or permanent injunction or other order or decree by any federal or state court or Governmental Authority which prevents the consummation of the sale of the Purchased Assets contemplated herein shall have been issued and remain in effect and no proceeding therefor shall be pending or threatened;

                  (b) Seller shall have performed and complied in all material respects with the covenants and agreements contained in this Agreement which are required to be performed and complied with by Seller on or prior to the Closing Date;

                  (c) The representations and warranties of Seller set forth in this Agreement that are qualified by materiality shall be true and correct in all respects as of the Closing Date, and all other representations and warranties shall be true and correct in all material respects as of the Closing Date, in each case as though made at and as of the Closing Date;

                  (d) Buyer shall have received a certificate of Seller signed by an authorized officer of Seller, dated the Closing Date, to the effect set forth in Section 7.1(b) and (c);

                  (e) All consents and approvals for the consummation of the sale of the Purchased Assets contemplated hereby required under the terms of any note, bond, mortgage, indenture, material agreement or other instrument or obligation to which Seller is party or by which Seller, or any of the Purchased Assets, may be bound, shall have been obtained, other than those which if not obtained, would not, individually or in the aggregate, create a Material Adverse Effect;

                  (f) Buyer shall have received an opinion from Edwards & Angell, LLP, Seller's counsel, dated the Closing Date and reasonably satisfactory in form and substance to Buyer and its counsel, as to the matters set forth in Exhibit E hereto;

                  (g) Seller shall have delivered, or caused to be delivered, to Buyer at the Closing, Seller's closing deliveries described in Section 3.6;

                  (h) Seller shall have executed and delivered the Sturbridge Property Lease and a memorandum thereof for recording;

                  (i) BankBoston N.A. and its Affiliates shall have delivered to Buyer a release or releases of all liens on the Purchased Assets and a nondisturbance agreement satisfactory to Buyer with respect to Buyer's lease of the Sturbridge Property;

                  (j) Buyer shall have received from a title insurance company selected by Buyer a title insurance policy insuring Buyer's leasehold interest created by the Sturbridge Property Lease, subject only to Permitted Encumbrances and other matters set forth on Schedule 4.7;

                  (k) Substantially all of the employees, as well as all of the key managers, of the Business to whom Buyer has offered employment pursuant to
Section 6.10 shall have accepted such offers by Buyer;

                  (l) Since the date of this Agreement, no Material Adverse Effect shall have occurred;

                  (m) Seller shall have executed and delivered the Transition Services Agreement and the License Agreement; and

                  (n) Seller shall have executed and delivered such patent and trademark assignments and other documents necessary to vest in Buyer ownership of the Intellectual Property.

                  (o) Johnson Matthey, Inc. shall have entered into a new precious metals lease with Buyer, which shall be in form and substance satisfactory to Buyer.

         7.2 Conditions to Obligations of Seller. The obligation of Seller to sell the Purchased Assets and to consummate the other transactions contemplated by this Agreement shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

                  (a) No preliminary or permanent injunction or other order or decree by any federal or state court which prevents the consummation of the sale of the Purchased Assets contemplated herein shall have been issued and remain in effect and no proceeding therefor shall be pending or threatened;

                  (b) Buyer shall have performed and complied with in all material respects the covenants and agreements contained in this Agreement which are required to be performed and complied with by Buyer on or prior to the Closing Date;

                  (c) The representations and warranties of Buyer set forth in this Agreement that are qualified by materiality shall be true and correct in all respects as of the Closing Date and all other representations and warranties shall be true and correct in all material respects as of the Closing Date, in each case as though made at and as of the Closing Date;

                  (d) Seller shall have received a certificate of Buyer signed by an authorized officer of Buyer, dated the Closing Date, to the effect set forth in Sections 7.2(b) and (c);

                  (e) Seller shall have received an opinion from Morgan, Lewis & Bockius LLP, Buyer's counsel, dated the Closing Date and reasonably satisfactory in form and substance to Seller and its counsel, as to the matters set forth in Exhibit F hereto;

                  (f) Buyer shall have delivered, or caused to be delivered, to Seller at the Closing, Buyer's closing deliveries described in Section 3.7; and

                  (g) Buyer shall have executed and delivered the Transition Services Agreement and the License Agreement.

                  (h) The Precious Metal Lease shall have been terminated with respect to the platinum that is the subject of the lease referenced in Section 7.1(o).

                                    ARTICLE 8

                                 INDEMNIFICATION

         8.1      Indemnification.

                  (a) Buyer shall indemnify, defend and hold harmless Seller, its officers, directors, employees, shareholders, Affiliates and agents (each, a "Seller Indemnitee") from and against any and all claims, demands, suits, losses, liabilities, damages, obligations, payments, costs and expenses (including, without limitation, the costs and expenses of any and all actions, suits, proceedings, assessments, judgments, settlements and compromises relating thereto and reasonable attorneys' fees and reasonable disbursements in connection therewith) (each, an "Indemnifiable Loss"), asserted against or suffered by any Seller Indemnitee relating to, resulting from or arising out of
(i) any breach by Buyer of any representations, warranties or covenants contained in this Agreement, (ii) any of the Assumed Liabilities and Obligations, (iii) any Third Party Claims against a Seller Indemnitee arising out of or in connection with Buyer's ownership or operation of Purchased Assets on or after the Closing Date, or (iv) the Burle Retiree Medical Plan.

                  (b) Seller shall indemnify, defend and hold harmless Buyer, its officers, directors, members, employees, shareholders, Affiliates and agents (each, a "Buyer Indemnitee") from and against any and all Indemnifiable Losses asserted against or suffered by any Buyer Indemnitee relating to, resulting from or arising out of (i) any breach by Seller of any representations, warranties or covenants contained in this Agreement (other than claims arising under Section
4.11 or relating to Environmental Laws, which shall be covered by Section 8.1(c)), (ii) any of the Excluded Liabilities, or (iii) any Third Party Claims against a Buyer Indemnitee arising out of or in connection with Seller's ownership or operation of the Purchased Assets or the Business on or prior to the Closing Date (except Third Party Claims arising out of Assumed Liabilities and Obligations).

                  (c) Seller shall further indemnify, defend and hold harmless the Buyer Indemnitees from and against, any and all Indemnifiable Losses incurred or sustained by any of them or to which any of them become subject, resulting from, arising out of or relating to (i) the presence, Release, threatened or suspected Release, of any Hazardous Substances at, from, in, to, on or under any property currently or formerly owned, operated or leased by Seller in connection with the Business, or any predecessor of the Business or Seller in connection with the Business, existing as of the Closing Date, including the work order referred to on Schedule 4.11; (ii) the Release, transportation, storage or disposal of Hazardous Substances generated by Seller, any predecessor of Seller or any entities previously owned by Seller to, from, at or under any off-site location prior to the Closing Date; or (iii) any violation of any Environmental Law by Seller, any predecessor of Seller or any entity previously owned by Seller prior to the Closing Date.

                  (d) The expiration of any representation or warranty shall not affect a Party's obligations under this Section 8.1 if the Person entitled to indemnification hereunder (the "Indemnitee") provided the Party required to provide indemnification under this Agreement (the "Indemnifying Party") with proper notice of the claim or event for which indemnification is sought prior to such expiration.

         8.2      Defense of Claims.

                  (a) If any Indemnitee receives notice of the assertion of any claim or of the commencement of any claim, action, or proceeding made or brought by any Person who is not a Party to this Agreement (a "Third Party Claim") with respect to which indemnification is to be sought from an Indemnifying Party, the Indemnitee shall give such Indemnifying Party prompt written notice thereof, but in any event such notice shall not be given later than fifteen (15) calendar days after the Indemnitee's receipt of notice of such Third Party Claim. Such notice shall describe the nature of the Third Party Claim in reasonable detail and shall indicate the estimated amount, if practicable, of the Indemnifiable Loss that has been or may be sustained by the Indemnitee. The Indemnifying Party will have the right to participate in or, by giving written notice to the Indemnitee, to elect to assume the defense of any Third Party Claim at such Indemnifying Party's expense and by such Indemnifying Party's own counsel, provided that the counsel for the Indemnifying Party who shall conduct the defense of such Third Party Claim shall be reasonably satisfactory to the Indemnitee. The Indemnitee shall cooperate in good faith in such defense at such Indemnitee's own expense. If an Indemnifying Party elects not to assume the defense of any Third Party Claim, the Indemnitee may compromise or settle such Third Party Claim over the objection of the Indemnifying Party, which settlement or compromise shall conclusively establish the Indemnifying Party's liability pursuant to this Agreement.

                  (b) (i) If, within fifteen (15) calendar days after an Indemnitee provides written notice to the Indemnifying Party of any Third Party Claims, the Indemnitee receives written notice from the Indemnifying Party that such Indemnifying Party has elected to assume the defense of such Third Party Claim as provided in Section 8.2 (a) , the Indemnifying Party will not be liable for any legal expenses subsequently incurred by the Indemnitee in connection with the defense thereof; provided, however, that if the Indemnifying Party shall fail to take reasonable steps necessary to defend diligently such Third Party Claim within fifteen (15) calendar days after receiving notice from the Indemnitee that the Indemnitee believes the Indemnifying Party has failed to take such steps, the Indemnitee may assume its own defense and the Indemnifying Party shall be liable for all reasonable expenses thereof; (ii) Without the prior written consent of the Indemnitee, the Indemnifying Party shall not enter into any settlement of any Third Party Claim which would lead to liability or create any financial or other obligation on the part of the Indemnitee for which the Indemnitee is not entitled to indemnification hereunder. If a firm offer is made to settle a Third Party Claim without leading to liability or the creation of a financial or other obligation on the part of the Indemnitee for which the Indemnitee is not entitled to indemnification hereunder and the Indemnifying Party desires to accept and agree to such offer, the Indemnifying Party shall give written notice to the Indemnitee to that effect. If the Indemnitee fails to consent to such firm offer within fifteen (15) calendar days after its receipt of such notice, the Indemnifying Party shall be relieved of its obligations to defend such Third Party Claim and the Indemnitee may contest or defend such Third Party Claim. In such event, the maximum liability of the Indemnifying Party as to such Third Party Claim will be the amount of such settlement offer plus reasonable costs and expenses paid or incurred by Indemnitee up to the date of said notice.

                  (c) Any claim by an Indemnitee on account of an Indemnifiable Loss which does not result from a Third Party Claim (a "Direct Claim") shall be asserted by giving the Indemnifying Party written notice thereof, stating the nature of such claim in reasonable detail and indicating the estimated amount, if practicable, and the Indemnifying Party shall have a period of thirty (30) calendar days within which to respond to such Direct Claim. If the Indemnifying Party does not respond within such thirty (30) calendar day period, the Indemnifying Party shall be deemed to have accepted such claim. If the Indemnifying Party rejects such claim, the Indemnitee will be free to seek enforcement of its right to indemnification under this Agreement.

                  (d) A  failure  to give  timely  notice  as  provided  in this
Section 8.2 shall not affect the rights or obligations of any Party hereunder except if, and only to the extent that, as a result of such failure, the Party which was entitled to receive such notice was actually prejudiced as a result of such failure.

         8.3 Indemnification Limits. The rightto indemnification under this Article shall be subject to the following limitations:

                  (a) Except as provided in this Section, no indemnification shall be payable under this Article by an Indemnifying Party with respect to breaches of or inaccuracies in any representations or warranties contained herein unless and until the aggregate amount of all Indemnifiable Losses sustained by all Indemnified Parties exceeds $200,000 (the "Indemnification Threshold"), whereupon indemnification by the Indemnifying Party shall be payable for all Losses back to the first dollar.

                  (b) The aggregate liability of either party for all claims for indemnification under this Article with respect to breaches of or inaccuracies in the representations and warranties contained herein shall not exceed $4,000,000.

                  (c) Notwithstanding the foregoing, nothing herein shall limit a Party's liability for an intentional misrepresentation contained herein.

                  (d) With respect to breaches by Seller of Section 4.9, indemnification therefor by Seller shall not be subject to the Indemnification Threshold.

                  (e) Any determination of losses actually incurred shall be net of any insurance proceeds fully recoverable by the Indemnified Party with respect to such claim or the underlying facts (net of insurance detriments such as premium adjustments or increases).

         8.4 Survival of Representations, Warranties, Covenants and Obligations.

                  (a) The representations and warranties given or made by each Party to this Agreement or in any certificate or other writing furnished in connection herewith shall survive the Closing for a period of two (2) years after the Closing Date and shall thereafter terminate and be of no further force or effect, except that (a) all representations and warranties relating to Taxes and Tax Returns shall survive the Closing for the period of the applicable statutes of limitation plus any extensions or waivers thereof, (b) all representations and warranties with respect to environmental matters shall survive the Closing for a period of six (6) years after the Closing Date; and
(c) any representation or warranty as to which a claim (including without limitation a contingent claim) shall have been asserted prior to the expiration of such representation or warranty shall continue in effect with respect to such claim until such claim shall have been finally resolved or settled. Each Party shall be entitled to rely upon the representations and warranties of the other
Party or Parties set forth herein, notwithstanding any investigation or audit conducted before or after the Closing Date or the decision of any Party to complete the Closing.

                  (b) The covenants and obligations of Seller and Buyer set forth in this Agreement, including without limitation the indemnification obligations of the Parties under this Article 8, shall survive the Closing indefinitely in accordance with their terms.

                                    ARTICLE 9

                                   TERMINATION

         9.1      Termination.

                  (a) This Agreement may be terminated at any time prior to the Closing Date by mutual written consent of Seller and Buyer.

                  (b) This  Agreement may be  terminated by Seller or Buyer,  if
(i) any Federal or state court of competent jurisdiction shall have issued an order, judgment or decree permanently restraining, enjoining or otherwise prohibiting the Closing, and such order, judgment or decree shall have become final and nonappealable or (ii) any statute, rule, order or regulation shall have been enacted or issued by any Governmental Authority which, directly or indirectly, prohibits the consummation of the Closing or (iii) the Closing contemplated hereby shall have not occurred on or before July 1, 1999 (the "Termination Date"); provided, however, that the right to terminate this Agreement under this Section 9.1(b) (iii) shall not be available to a Party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date.

                  (c) This Agreement may be terminated by Buyer if there has been a material violation or breach by Seller of any covenant, representation or warranty contained in this Agreement and such violation or breach is not cured by the earlier of the Closing Date or the date ten (10) days after receipt by Seller of notice specifying such violation or breach, and such violation or breach has not been waived by Buyer.

                  (d) This Agreement may be terminated by Seller if there has been a material violation or breach by Buyer of any covenant, representation or warranty contained in this Agreement and such violation or breach is not cured by the earlier of the Closing Date or the date ten (10) days after receipt by Buyer of notice specifying such violation or breach, and such violation or breach has not been waived by Seller.

         9.2 Procedure and Effect of Termination. In the event of termination of this Agreement by either or both of the Parties pursuant to this Article 9, written notice thereof shall forthwith be given by the terminating Party to the other Party. If this Agreement is terminated pursuant to any of Sections 9.1(a) or (b), the obligations of the Parties hereunder will terminate, except as otherwise expressly provided in this Agreement, and thereafter neither Party shall have any recourse against the other by reason of this Agreement. In the event that this Agreement is terminated by a Party for a breach of any material representation, warranty, covenant or other agreement contained herein, and provided that the terminating Party is not then in breach of any material representation, warranty, covenant or other agreement contained herein, in addition to any rights or remedies provided by law, the breaching Party shall be liable to the terminating party for all fees, expenses and disbursements, including the fees and expenses of their respective counsel, accountants and other experts, incurred by the terminating party in connection with the subject matter of this Agreement.

                                   ARTICLE 10

                            MISCELLANEOUS PROVISIONS

         10.1 Amendment and Modification. This Agreement may be amended, modified or supplemented only by written agreement of Seller and Buyer.

         10.2 Waiver of Compliance; Consents. Except as otherwise provided in this Agreement, any failure of any of the Parties to comply with any obligation, covenant, agreement or condition herein may be waived by the Party entitled to the benefits thereof only by a written instrument signed by the Party granting such waiver, but such waiver of such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent failure to comply therewith.

         10.3 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given and effective if delivered personally or by facsimile transmission, or mailed by overnight courier or registered or certified mail (return receipt requested), postage prepaid, to the recipient Party at its address (or at such other address or facsimile number for a Party as shall be specified by like notice; provided however, that notices of a change of address shall be effective only upon receipt thereof):

                  If to Buyer, to:

                           Burle Industries, Inc.
                           1000 New Holland Ave.
                           Lancaster, PA 17601
                           Attention:  President
                           FAX:  717-295-6098

                           with a copy to:

                           Morgan Lewis & Bockius LLP
                           1701 Market Street
                           Philadelphia, PA 19103
                           Attention:  Peter S. Sartorius, Esq.
                           FAX:  215-963-5299

                  if to Seller, to:

                           Galileo Corporation
                           6401 Congress Avenue
                           Boca Raton, FL 33487
                           Attention:  President
                           FAX:  561-997-1645

                           with a copy to:

                           Edwards & Angell, LLP
                           250 Royal Palm Way
                           Suite 300
                           Palm Beach, FL  33480
                           Attention:  Jonathan E. Cole, Esq.
                           FAX:  561-655-8719

         10.4 Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either Party hereto without the prior written consent of the other Party, such consent not to be unreasonably withheld. Notwithstanding the foregoing, Buyer may assign its rights, interests and obligations hereunder, or cause the Purchased Assets to be conveyed, to one or more Affiliates, but no such assignment shall relieve Buyer of performance of its obligations hereunder.

         10.5 No Third Party  Beneficiary.  This  Agreement  is not  intended to confer upon any other Person except the Parties hereto any rights, interests, obligations or remedies hereunder. No provision of this Agreement shall create any third party beneficiary rights in any employee or former employee of Seller (including any beneficiary or dependent thereof) in respect of continued
employment or resumed employment, and no provision of this Agreement shall create any rights in any such Persons in respect of any benefits that may be provided, directly or indirectly, under any employee benefit plan or arrangement.

         10.6 Governing Law. This Agreement shall be governed by and construed in accordance with the law of the Commonwealth of Massachusetts (without giving effect to conflict of law principles) as to all matters, including but not limited to matters of validity, construction, effect, performance and remedies.

         10.7 Venue; Consent to Jurisdiction. The Parties hereby expressly and irrevocably submit to the jurisdiction of the courts of the Commonwealth of Massachusetts and of the United States District Court for the District of Massachusetts for the purpose of any litigation based hereon, or arising out of, under, or in connection with, this Agreement, and irrevocably agree to be bound by any judgment rendered thereby in connection with such litigation. The Parties hereby expressly and irrevocably waive, to the fullest extent permitted by law, any objection that they now have or hereafter may have to the laying of venue of any such litigation brought in any such court referred to above and any claim that any such litigation has been brought in an inconvenient forum. To the extent that any Party has acquired or hereafter may acquire any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) with respect to itself or its property, such Party hereby irrevocably waives such immunity with respect to its obligations under this Agreement. The Parties hereby further irrevocably consent to the service of process by registered mail, postage prepaid, or by personal service within or without the Commonwealth of Massachusetts.

         10.8 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         10.9 Severability. Any provision of this Agreement that is invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         10.10 Interpretation. The articles, section and schedule headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the Parties and shall not in any way affect the meaning or interpretation of this Agreement.

         10.11 Schedules and Exhibits. Except as otherwise provided in this Agreement, all Exhibits and Schedules referred to herein are intended to be and hereby are specifically made a part of this Agreement.

         10.12 Entire Agreement. This Agreement, including the Exhibits, Schedules, documents, certificates and instruments referred to herein, embody the entire agreement and understanding of the Parties hereto in respect of the transactions contemplated by this Agreement. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the Parties with respect to the transactions contemplated hereby.

         IN WITNESS WHEREOF, Buyer and Seller have caused this Agreement to be signed by their respective duly authorized officers as of the date first above written.


                                                 BURLE INDUSTRIES, INC.



                                                 By:  /s/ Kirk Jenne
                                                      --------------------------
                                                      Kirk Jenne
                                                      Vice President


                                                 GALILEO CORPORATION


                                                 By:  /s/ Charles T. Ball
                                                      --------------------------
                                                      Charles T. Ball
                                                      Director and Authorized
                                                        Signatory